UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2005

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2005 Incentive Compensation Plan

On October 7, 2005, the Compensation Committee of the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), approved the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Plan”).  Executive bonuses for fiscal 2006 will be determined under the Plan. Under the Plan, at the beginning of each fiscal year, the Compensation Committee, as administrator, determines who will participate in the Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing year.  At year-end, bonuses are awarded based on the level of achievement of Company financial performance criteria and a participant’s original goals.  The Compensation Committee has discretion to increase, decrease, or entirely eliminate the bonus amount derived from the Plan’s formula.  The maximum amount that can be awarded under the Plan is within the discretion of the Compensation Committee. This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Farmer Bros. Co. 2005 Incentive Compensation Plan, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fiscal 2006 Awards

For the fiscal year ending June 30, 2006, the Compensation Committee designated Guenter W. Berger, John E. Simmons and Michael J. King (collectively, the “Named Executive Officers”) as participants in the Plan.  For fiscal 2006, the Company has set the target awards of Messrs. Berger, Simmons and King at $200,000, $150,000 and $150,000, respectively.

For fiscal 2006, the Compensation Committee has established that the Company’s financial performance for purposes of the Plan will be based on the level of achievement of operating cash flow and net sales as determined from the Company’s audited financial statements.  “Operating cash flow” is defined as income from operations plus depreciation and ESOP compensation expense.  A percentage between 25% and 150% will be derived based on the combined level of achievement of these two criteria.  The matrix showing the levels of achievement and percentages has not been included in this description or the Plan since such information relates to specific quantitative or qualitative performance related factors.  The Compensation Committee has also assigned individual goals for fiscal 2006 to each of the Named Executive Officers.  The individual goals have not been included in this description or in the Plan in order to maintain the confidentiality of the Company’s confidential commercial or business information.  The preliminary bonus award for fiscal 2006 will be determined based on the level of achievement of the assigned individual goals within a range of 60% to 120%, multiplied by the financial performance percentage derived from the matrix, multiplied by the Named Executive Officer’s fiscal 2006 target award.

The form of notification letter under the Plan is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

For fiscal 2006, the Board of Directors of the Company has established that each non-employee director will receive an annual retainer of $25,000 and meeting fees of $1,500 for each Board meeting and committee meeting (if not held in conjunction with a Board meeting) attended, except that the per meeting fee for Audit Committee members will be $2,500.  The Audit Committee Chairman will receive an annual retainer of $5,000.  The Compensation Committee Chairman will receive an annual retainer of $2,500.  The members of the Board are also entitled to reimbursement of travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

99.1                           Farmer Bros. Co. 2005 Incentive Compensation Plan

99.2                           Form of Notification Letter Under Farmer Bros. Co. 2005 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 11, 2005

FARMER BROS. CO.

By:	/S/ JOHN E. SIMMONS

Name: John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Farmer Bros. Co. 2005 Incentive Compensation Plan
99.2	Form of Notification Letter Under Farmer Bros. Co. 2005 Incentive Compensation Plan